Exhibit 99.1

Nordstrom, Inc. Announces Expiration and Results of Exchange Offer

Seattle – January 2, 2014 – Nordstrom, Inc. (NYSE: JWN) (the “Company”) announced today the expiration and results of its offer to eligible holders to exchange its outstanding 7.00% Senior Notes due 2038 (the “old notes”) held by them for up to $300,000,000 of its newly-issued 5.00% Senior Notes due 2044 (the “new notes”), the complete terms and conditions of which were set forth in a confidential offering memorandum dated December 3, 2013 (the “offering memorandum”) and the related letter of transmittal (the “exchange offer”).

As of midnight, New York City time, on December 31, 2013 (the “expiration date”), according to D. F. King & Co., Inc., the exchange agent for the exchange offer, the aggregate principal amount of old notes validly tendered and not validly withdrawn was $201,477,000, which represents approximately 57.56% of the outstanding old notes. The Company has accepted all of the old notes validly tendered and not validly withdrawn as of the expiration date. The settlement date for the exchange offer is expected to be today (the “settlement date”).

Eligible holders who validly tendered and did not validly withdraw their old notes at or prior to 5:00 p.m., New York City time, on December 16, 2013 (the “early participation date”), will receive on the settlement date the “total exchange price”, which will be, for each $1,000 principal amount of old notes tendered and accepted for exchange by the Company, $1,318.43 in principal amount of new notes, as calculated in accordance with the offering memorandum. The total exchange price is inclusive of an “early participation payment” of $30.00, payable only to eligible holders who validly tendered and who did not validly withdraw their old notes at or prior to the early participation date, plus accrued interest in the amount of $28.81.

Eligible holders who validly tendered and did not validly withdraw their old notes after the early participation date but prior to the expiration date will receive on the settlement date the “exchange price”, calculated as the total exchange price minus the early participation payment. The company received tenders of $97,000 in principal amount of old notes after the early participation date.

The new notes will constitute a further issuance of, and will form a single series with, the 5.00% Senior Notes due 2044 (the “2044 notes”), which the Company issued on December 12, 2013 in the aggregate principal amount of $400,000,000. After settlement of the exchange offer, $665,562,000 aggregate principal amount of the 2044 notes will be outstanding.

The new notes will not be registered under the Securities Act of 1933 or any state securities laws. The new notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. A registration rights agreement provides for the registration of the new notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the old notes or any other securities.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 261 stores in 35 states, including 117 full-line stores, 141 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “will,” “may,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items described in part I, Item 1A. Risk Factors, of our Annual Report on Form 10-K for the year ended February 2, 2013. The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.